UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Rule 14a-12


                              Hercules Incorporated
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               (Name of Registrant as Specified In Its Charter)

                                       N/A
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[HERCULES LOGO]                             HERCULES INCORPORATED
                                            Hercules Plaza
                                            1313 North Market Street
                                            Wilmington, DE 19894-0001

                                            Thomas L. Gossage
                                            Chairman and Chief Executive Officer


                                            April 21, 2001


Dear Shareholder:

     Shortly after rejoining Hercules last Fall, I recommended to our Board of Directors, and they unanimously agreed, that we should actively pursue - and publicly commit to pursuing - the maximization of shareholder value through a sale or merger of the Company. With the assistance of our financial advisors, we have been working diligently in an increasingly difficult economic environment seeking to bring this delicate process to a timely and successful conclusion. WHEN AN OFFER THAT IS FAIR TO AND IN THE BEST INTERESTS OF ALL HERCULES SHAREHOLDERS IS PRESENTED TO THE COMPANY, OUR BOARD IS FULLY COMMITTED TO APPROVING SUCH A TRANSACTION.

     ISP and its controlling shareholder, Sam Heyman, have made our value maximization process much more difficult by waging a DISRUPTIVE AND MISGUIDED PROXY BATTLE to attempt to gain control of one-third of our Board. THERE IS NO NEED TO REMOVE AND REPLACE ME AND THREE OTHER EXISTING DIRECTORS IN ORDER TO PURSUE A SALE OR MERGER OF THE COMPANY - THAT IS EXACTLY WHAT WE HAVE PUBLICLY COMMITTED TO DO, AND ARE ALREADY DOING.

     Indeed, WE ARE CONVINCED THAT PUTTING HEYMAN AND HIS THREE HAND-PICKED NOMINEES ON OUR BOARD WOULD FURTHER UNDERMINE AND DELAY THE SALE PROCESS WHICH WE HAVE UNDER WAY. Giving Heyman and his nominees control of one-third of our Board would raise further concerns among potential acquirors as to whether they would ultimately be able to complete a deal with Hercules. You should know that potential bidders have repeatedly expressed concern about Heyman's activities and have made it clear that they would consider any increased role for him in the Company or the sale process as a negative development.

     Moreover, in light of HEYMAN'S TRACK RECORD, we and our shareholders have every reason to be concerned that if Heyman and his nominees are elected, he could use his influence on the Board to pursue a transaction which would benefit him at the expense of other shareholders. For example, he could attempt to acquire Hercules at a particularly opportunistic time for him or on terms that disadvantage other shareholders. Alternatively, he could resurrect his prior proposal to acquire enough shares to increase his ownership interest in the Company to 33%, WITHOUT PAYING A PREMIUM TO ALL HERCULES SHAREHOLDERS, a partial offer which our Board has prevented him from doing.

o DO NOT GIVE HEYMAN THE CHANCE TO DO TO YOU WHAT HE DID TO THE SHAREHOLDERS OF GAF CORPORATION. There he first gained control of the company through a proxy fight and later opportunistically took it private, taking advantage of the 1987 stock market crash and GAF's depressed stock price.

o DO NOT GIVE HEYMAN A CHANCE TO DO TO YOU WHAT HE TRIED TO DO TO THE SHAREHOLDERS OF DEXTER CORPORATION JUST LAST YEAR. There he ran a proxy fight and tried to buy the company for a much lower price than its board ultimately was able to obtain for all Dexter shareholders from another party.


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o    DO NOT GIVE HEYMAN A CHANCE TO SUBVERT OUR BOARD'S DISCIPLINED PROCESS OF
     SELLING HERCULES JUST AS IT PROCEEDS TOWARDS A CRITICAL STAGE. How could it be in your interest to give him such power?

     We strongly urge you to reject Heyman's attempt to gain control of one-third of our Board - and ask for your support for our program to maximize shareholder value by signing, dating and mailing your WHITE proxy card promptly. Please do not execute ISP's blue proxy card for any reason (including to withhold your vote for Heyman and his slate) because you would cancel any earlier dated WHITE proxy card voting for the Hercules directors. Rather, just discard the blue proxy card. ONLY YOUR LATEST DATED AND PROPERLY EXECUTED PROXY CARD THAT IS RECEIVED IN TIME FOR THE MEETING ON MAY 24, 2001, WILL BE VOTED.

     REMEMBER, SINCE WE ARE IN A PROXY CONTEST, IF YOU OWN SHARES THROUGH A BROKER, YOUR SHARES WILL NOT BE REPRESENTED AT THE MEETING AND VOTED UNLESS YOU ACTUALLY RETURN YOUR SIGNED VOTING INSTRUCTIONS. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. WE ASK THAT YOU PROMPTLY VOTE YOUR WHITE PROXY CARD FOR THE HERCULES NOMINEES.

     Hercules' Annual Report for the year 2000 is enclosed for your information.

     OUR BOARD IS COMMITTED TO TAKING ALL NECESSARY AND APPROPRIATE ACTIONS TO MAXIMIZE VALUE FOR ALL SHAREHOLDERS - NOT JUST HEYMAN AND ISP. We have and will continue to cut costs and reduce capital spending, and have sold or are in the process of selling businesses and other assets that are not essential to our core businesses. We have made and will continue to make tough choices and key moves to further reduce our debt burden while simultaneously pursuing a sale or merger of the Company.

     We ask for your continued support at this critical time for Hercules.


                                            Sincerely,

                                            /s/ Thomas L. Gossage

                                            Thomas L. Gossage








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If you have any questions about the annual meeting, need assistance in voting your WHITE proxy card or need additional copies of Hercules' proxy materials, please call MacKenzie Partners TOLL FREE at (800) 322-2885 or collect at
(212) 929-5500.  You may also call the Company directly toll free at
(800) 441-9274.
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